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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

U.S. Subsidiaries

          Name of Subsidiaries                 State of Organization  Trade Names
          ------------------------------       ---------------------  -----------
     Penn Wilson CNG, Inc.                          Delaware               None
     Penn CNG Holdings, Inc.                        Delaware               None
     Penn Octane International, L.L.C.              Delaware               None
     Rio Vista Energy Partners L.P.                 Delaware               None
     Rio Vista GP LLC                               Delaware               None
     Rio Vista Operating GP LLC                     Delaware               None
     Rio Vista Operating Partnership L.P.           Delaware               None

Foreign Subsidiaries

          Name of Subsidiaries                 State of Organization  Trade Names
          ------------------------------       ---------------------  -----------

     PennWill, S.A. de C.V.                         Mexico                 None
     Camiones Ecologicos, S.A. de C.V.              Mexico                 None
     Grupo Ecologico Industrial, S.A. de C.V.       Mexico                 None
     Estacion Ambiental, S.A. de C.V.               Mexico                 None
     Estacion Ambiental II, S.A. de C.V.            Mexico                 None
     Serinc, S.A. de C.V.                           Mexico                 None
     Penn Octane de Mexico, S.A. de C.V.            Mexico                 None
     Termatsal, S.A. de C.V.                        Mexico                 None
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